Exhibit 99.1

ShoulderUp Technology Acquisition Corp. Announces the Death of Chairman of the Board, Vincent Stewart

Kennesaw, GA (May 3, 2023) – With great sadness, ShoulderUp Technology Acquisition Corp. (the “Company” or “ShoulderUp”) (NYSE: SUAC) today announced the passing of Vincent Stewart, the Chairman of the Board of Directors of the Company. Mr. Stewart passed away unexpectedly on Friday, April 28, 2023. Mr. Stewart’s contributions and commitment to the Board will be deeply missed, and the Company wishes to express its sincere condolences to the Stewart family during this difficult time.

In light of this tragedy, Mr. Shawn Henry, who is currently a director of the Company, will be taking on the role of Chairman of the Board of Directors.

About ShoulderUp:

ShoulderUp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses or entities.

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Contact: Phyllis W. Newhouse, Chief Executive Officer

Company: ShoulderUp Technology Acquisition Corp.

Telephone: (970) 924-0446

Email: info@okapipartners.com